Exhibit 99.1

Execution Version

GOVERNANCE AMENDMENT AGREEMENT

THIS GOVERNANCE AMENDMENT AGREEMENT, dated as of April 14, 2020, is entered into by and between Ormat Technologies, Inc., a Delaware corporation (the “Company”), and ORIX Corporation, a Japanese corporation (the “Investor”). This Amendment Agreement hereby amends and supplements the Governance Agreement dated May 4, 2017 entered into by and between the Company and the Investor (the “Governance Agreement”).

Unless otherwise defined herein, terms shall have the meaning given to them in the Governance Agreement.

RECITALS:

WHEREAS, in connection with succession planning for the Company, it has been proposed that Isaac Angel, Chief Executive Officer of the Company, will be nominated for election to the Company’s Board of Directors (the “Board”);

WHEREAS, the maximum number of directors is currently nine (9) and the Company and the Investor consider it desirable and in the best interests of the Company that Mr. Angel be able to join the Board without displacing any existing member who may be re-nominated for election to the Board;

WHEREAS, in connection therewith, pursuant to Section 2.1(c) of the Governance Agreement, in order to expand the size of the Board to more than nine (9), consent by a majority of the Investor Directors is required; and

WHEREAS, in order to ensure an orderly transition of the Board and appropriate succession planning to be implemented, the Company and the Investor have agreed to enter into this Governance Amendment Agreement to allow a temporary expansion of the number of Directors to a maximum of ten (10); provided that, the total number of Directors (inclusive of the Investor Directors) decreases to nine (9) no later than the date of the Company’s Annual General Meeting in 2021 or 15 months from the date hereof, whichever is earlier.

NOW, THEREFORE in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

Section 2.1 of the Governance Agreement is hereby amended and supplemented by the inclusion of the following provisions:

(i)     The Investor agrees to take such action as is necessary to procure that at least a majority of the Investor Directors consent to increase the number of Directors on the Board of the Company to a maximum of ten (10) Directors, effective on the date of the Company’s annual general meeting in 2020; subject to any such expansion solely being made solely for the purpose of Isaac Angel and no other party serving on the Board as an additional Director to those currently serving. For the avoidance of doubt, any consent provided shall only apply to the initial election of Mr. Angel and shall not be interpreted or understood to restrict or otherwise limit the actions of the Investor or the Investor Directors in any respect, and shall not be considered to constitute approval for any nomination or re-nomination or appointment or re-appointment of any Director or any expansion of the Board of Directors thereafter.

Execution Version

(j)     The Company agrees to take all such steps as are necessary to ensure that only nine (9) or fewer members (inclusive of the Investor Directors) are nominated for approval at its annual general meeting to occur in 2021.

(k)     The Company agrees that in the event that it has not convened and completed its annual general meeting in 2021 on or prior to a date that is fifteen months from the date of the Company’s annual general meeting in 2020 and the number of Directors exceeds nine (9) (inclusive of the Investor Directors), the Chair of the Board of Directors shall at the earliest time practicable convene a special meeting of the Board of Directors to take any and all such action as is necessary to reduce the size of the Board of Directors to no more than nine (9) Directors (including the Investor Directors) with then-immediate effect.

(l)      For the avoidance of doubt, without derogating from the temporary expansion of the Board of Directors to more than nine (9) members pursuant hereto, the Parties agree that, subject to other terms and conditions of the Governance Agreement, Section 2.1(c) will continue to apply in any and all circumstances where a proposed appointment to the Board of Directors would result in the number of Directors being greater than nine (9) (inclusive of the Investor Directors).

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this GOVERNANCE AMENDMENT AGREEMENT to be duly executed as of the date and year first above written.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Isaac Angel	/s/ Doron Blachar
	Name: Isaac Angel	Doron Blacher
	Title: CEO	President and CFO

ORIX CORPORATION

By:	/s/ Hidetake Takashi
Name: Hidetake Takashi Title: Executive Officer